Exhibit 5.2

[Letterhead of Willkie Farr & Gallagher LLP]

January 31, 2006

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Teva Pharmaceutical Finance Company, LLC

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Teva Pharmaceutical Finance Company B.V.

Schottegatweg Oost 29-D

Curacao, Netherlands Antilles

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), Teva Pharmaceutical Finance Company, LLC, a limited liability company organized under the laws of Delaware and an indirect, wholly owned subsidiary of the Guarantor (the “LLC”), and Teva Pharmaceutical Finance Company B.V., a private limited liability company organized under the laws of the Netherlands Antilles and an indirect, wholly owned subsidiary of the Guarantor (“Teva Finance”), in connection with:

(1)	the issuance and sale by the LLC of $500,000,000 in aggregate principal amount of its 0.25% Convertible Senior Debentures due 2026 (the “LLC Debentures”);

(2)	the issuance and sale by the LLC of $500,000,000 in aggregate principal amount of its 5.550% Senior Notes due 2016 (the “2016 Notes”);

(3)	the issuance and sale by the LLC of $1,000,000,000 in aggregate principal amount of its 6.150% Senior Notes due 2036 (the “2036 Notes”);

(4)	the issuance and sale by Teva Finance of $750,000,000 in aggregate principal amount of its 1.75% Convertible Senior Debentures due 2026 (the “Teva Finance Debentures”);

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Company, LLC

Teva Pharmaceutical Finance Company B.V.

January 31, 2006

(5)	the potential issuance and sale by the LLC pursuant to an over-allotment option granted to the underwriters of the LLC Debentures of up to an additional $75,000,000 in aggregate principal amount of the LLC Debentures (the “Optional LLC Debentures”);

(6)	the potential issuance and sale by Teva Finance pursuant to an over-allotment option granted to the underwriters of the Teva Finance Debentures of up to an additional $112,500,000 in aggregate principal amount of the Teva Finance Debentures (the “Optional Teva Finance Debentures” and together with the LLC Debentures, the 2016 Notes, the 2036 Notes, the Teva Finance Debentures and the Optional LLC Debentures, the “Debentures”);

(7)	the Guarantor’s unconditional guarantees of the Debentures (the “Guarantees”); and

(8)	the issuance and sale of such indeterminable number of the Guarantor’s American Depository Receipts (the “ADRs”), evidencing American Depository Shares (the “ADSs”) representing ordinary shares of the Guarantor, NIS 0.1 par value (the “Ordinary Shares”), as may be required for issuance upon conversion of the LLC Debentures, the Optional LLC Debentures, the Teva Finance Debentures and the Optional Teva Finance Debentures.

The LLC Debentures are to be issued pursuant to a Senior Indenture, dated January 31, 2006, as supplemented by a First Supplemental Senior Indenture, dated January 31, 2006 (the “LLC Convertible Indenture”), by and among the LLC, the Guarantor and The Bank of New York, as trustee (the “Trustee”). The 2016 Notes and the 2036 Notes are to be issued pursuant to a Senior Indenture, dated January 31, 2006, as supplemented by a Second Supplemental Senior Indenture, dated January 31, 2006 (the “Senior Notes Indenture”), by and among the LLC, the Guarantor and the Trustee. The Teva Finance Debentures are to be issued pursuant to a Senior Indenture, dated January 31, 2006, as supplemented by a First Supplemental Senior Indenture, dated January 31, 2006 (the “Teva Finance Indenture” and together with the LLC Convertible Indenture and the Senior Notes Indenture, the “Indentures”). As used herein, “Conversion Securities” means the ADSs, the ADRs and the Ordinary Shares.

In connection therewith, we have examined (a) the Registration Statement on Form F-3 (File No. 333-130534) filed by the Guarantor, the LLC, Teva Finance and other related issuers with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 20, 2005 (the “Registration Statement”), (b) the prospectus of the Guarantor, the LLC and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the LLC Debentures, as filed in final form with the Commission on January 30, 2006 pursuant to Rule 424(b) under the Securities Act (the “LLC Convertible Prospectus”), (c) the prospectus of the Guarantor, the LLC and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the 2016 Notes and the 2036 Notes, as filed in final form with the

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Company, LLC

Teva Pharmaceutical Finance Company B.V.

January 31, 2006

Commission on January 30, 2006 pursuant to Rule 424(b) under the Securities Act (the “Senior Notes Prospectus”), (d) the prospectus of the Guarantor, Teva Finance and other related issuers dated December 20, 2005, as supplemented by a prospectus supplement, dated January 27, 2006 relating to the Teva Finance Debentures, as filed in final form with the Commission on January 30, 2006 pursuant to Rule 424(b) under the Securities Act (the “Teva Finance Prospectus” and together with the LLC Convertible Prospectus and the Senior Notes Prospectus, the “Prospectuses”), (e) the Indentures, (f) the Amended and Restated Deposit Agreement, dated as of October 18, 2005 (the “Deposit Agreement”), among the Guarantor, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the Guarantor’s ADSs, and (g) the certificate of formation and operating agreement of the LLC and certified resolutions of the board of managers of the LLC, as well as such other material, as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the LLC, Teva Finance and the Guarantor and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the nature as the Debentures and the Conversion Securities.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

(i) The LLC has all necessary limited liability company right, power and authority to execute and deliver the LLC Convertible Indenture and the Senior Notes Indenture and to perform its obligations thereunder and to issue the LLC Debentures, the Optional LLC Debentures, the 2016 Notes and the 2036 Notes thereunder.

(ii) Each of the LLC Convertible Indenture and the Senior Notes Indenture has been duly authorized by the LLC, and (assuming due authorization by the Trustee and the Guarantor) when duly executed and delivered by the LLC, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of the LLC and the Guarantor enforceable against the LLC and the Guarantor in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency,

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Company, LLC

Teva Pharmaceutical Finance Company B.V.

January 31, 2006

reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iii) The Teva Finance Indenture (assuming due authorization by Teva Finance, the Trustee and the Guarantor), when duly executed and delivered by Teva Finance, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva Finance and the Guarantor enforceable against Teva Finance and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iv) The LLC Debentures, the Optional LLC Debentures, the 2016 Notes and the 2036 Notes have been duly authorized by the LLC, and (assuming the due authorization of the Guarantees thereof by the Guarantor and their authentication by the Trustee) when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of the LLC, entitled to the benefits of the LLC Convertible Indenture and the Senior Notes Indenture, as applicable, and enforceable against the LLC in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(v) The Teva Finance Debentures and the Optional Teva Finance Debentures (assuming due authorization thereof by Teva Finance and the due authorization of the Guarantee thereof by the Guarantor and their authentication by the Trustee), when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva Finance, entitled to the benefits of the Teva Finance Indenture and enforceable against Teva Finance in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Company, LLC

Teva Pharmaceutical Finance Company B.V.

January 31, 2006

(vi) The Guarantees, assuming due authorization, execution and delivery by the Guarantor, will constitute the legally valid and binding obligation of the Guarantor, entitled to the benefit of the Indentures and enforceable against the Guarantor in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(vii) The Deposit Agreement, assuming due authorization, execution and delivery by the Depositary and the Guarantor, constitutes a legal, valid, binding and enforceable instrument of the Guarantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing; and, upon issuance by the Depositary of the ADRs evidencing the ADSs, against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

This opinion is being rendered solely in connection with the registration of the offering and sale of the Debentures and the Conversion Securities, pursuant to the registration requirements of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Guarantor’s Current Report on Form 6-K, which is incorporated by reference into the Registration Statement and the Prospectuses. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP